FIRST AMENDMENT TO PROMISSORY NOTE

This First Amendment to Promissory Note (the “Amendment”) is made as of March 20, 2008, between BROOKE CAPITAL CORPORATION, a Kansas corporation (the “Borrower”), and CITIZENS BANK AND TRUST COMPANY, a Missouri banking corporation (the “Bank”).

Preliminary Statements

(a) The Borrower is indebted to the Bank pursuant to a Promissory Note, dated December 31, 2007, from the Borrower, as maker, to the Bank, as payee, in the stated principal amount of $9,000,000 (the “Note”). Capitalized terms used and not defined in this Amendment have the meanings given to them in the Note.

(b) The Borrower has requested that the Bank amend certain covenants and other provisions contained in the Note.

(c) The Bank is willing to agree to the foregoing request by the Borrower, subject, however, to the terms, conditions and agreements set forth in this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Final Balloon Payment. Section 1(b) of the Note is amended to read as follow:

(b) Final Balloon Payment. On May 30, 2008, the entire outstanding principal balance of this Note, all accrued but unpaid interest thereon and any other amounts owing under this Note will be immediately due and payable in their entirety.

2. Interest Rate. Section 2 of the Note is amended to read as follows:

2. Interest Rate. Interest will accrue on the outstanding principal balance of this Note, from and after the First Amendment Date until the occurrence of an Event of Default, at an annual rate equal to the Prime Rate in effect from time to time plus three percent (3%). The “Prime Rate” means the prime rate as published from time to time in the “Money Rates” section of The Wall Street Journal or in such other reputable financial news service (electronic or otherwise) utilized by the Bank from time to time. The Prime Rate may fluctuate as frequently as daily, and shall change on the day any change in the prime rate occurs. This rate is only a reference rate and may not be the lowest rate offered by the Bank. Interest will be calculated based upon the actual number of days elapsed over a year of 360 days. If interest is not paid when due, such interest shall be treated as principal outstanding under this Note and interest shall accrue thereon as provided herein.

DB04/500047.0036/341558.3/

3. Events of Default.

(a) Key-Person Default. Clause (f) of Section 5 of the Note is amended to read as follows:

(f) Robert Orr, Michael Hess, Leland Orr, Carl Baranowski, Kyle Garst or Dane Devlin dies, is judicially declared incompetent or fails to perform fully those duties being performed by him or her for the benefit of the Borrower or the Parent on December 31, 2007;

(b) Brook Credit Stock Price. Clause (k) of Section 5 of the Note is amended to read as follows:

(k) the value of the common stock of Brooke Credit Corporation falls below $2.00 per share; or

4. December 31, 2007 Financial Statements. Section 9(e) of the Note is amended to read as follows:

(e) Financial Statements. All financial statements of the Borrower and the Parent which have been furnished to the Bank fairly present the financial condition of the Borrower and the Parent, as the case may be, as of the dates reflected on the financial statements, and fairly present the results of their respective operations for the period covered thereby, all in accordance with GAAP. As of the First Amendment Date, there has been no material adverse change in the financial condition or results from operations, as the case may be, of the Borrower or the Parent since the December 31, 2007 financial statements of each of the Borrower and the Parent (as set forth in the Parent’s Form 10-K filing on March 17, 2008 with the Securities and Exchange Commission).

5. Tangible Net Worth Covenant Deleted. Section 10(a) of the Note is amended to read as follows:

(a) [intentionally omitted]

6. Quarterly Financials and Other Information. Section 18 of the Note is amended to read as follows:

18. Quarterly Financials and Other Information. The Borrower agrees to provide to the Bank – (a) by March 17, 2008, with respect to the quarter and year ending December 31, 2007, and (b) by May 15, 2008, with respect to the quarter ending March 31, 2008 – financial statements of the Borrower and the Parent for such fiscal year/quarter, in each case prepared in accordance with GAAP and certified by the chief financial officer of the Borrower and the Parent as true and correct. The Borrower also agrees to provide to the Bank such other financial and operational information regarding the Borrower and the Parent as the Bank may reasonably request from time to time.

7. New Defined Terms. A new Section 23 is added to the Note which reads as follows:

23. Definitions. For purposes of this Note, the following terms have the following meanings:

"First Amendment” means the First Amendment to Promissory Note, dated as of March 20, 2008, between the Borrower and the Bank.

"First Amendment Date” means the date of the First Amendment.

8. Amendment Fee. The Borrower agrees to pay to the Bank on the date hereof a fee equal to $10,000, which shall be deemed fully earned and non-refundable on the date hereof.

9. No Other Amendments; No Waiver. Except as amended hereby, the Note and the other Credit Documents shall remain in full force and effect and be binding on the parties thereto in accordance with their respective terms. Nothing in this Amendment shall constitute a waiver by the Bank of any Default or Event of Default which may exist on the date hereof, and nothing herein shall require the Bank to waive any Default or Event of Default which may arise hereafter. Nothing herein shall act to release any lien on any Collateral or limit the scope or amount of the obligations secured thereby.

10. Reaffirmation of Credit Documents. The Borrower reaffirms its obligations under the Note, as amended hereby, and the other Credit Documents to which it is a party or by which it is bound, and represents, warrants and covenants to the Bank, as a material inducement to the Bank to enter into this Amendment, that: (a) the Borrower has no and in any event waives any defense, claim or right of setoff with respect to its obligations under, or in any other way relating to, the Note, as amended hereby, or any of the other Credit Documents to which it is a party, or the Bank’s actions or inactions in respect of any of the foregoing, and (b) except as otherwise expressly provided in this Amendment, all representations and warranties made by the Borrower in the Note or the other Credit Documents to which it is a party are true and complete on the date hereof as if made on the date hereof.

11. Representations and Warranties. The Borrower represents and warrants to the Bank as follows: (a) it is a validly existing Kansas corporation and has full corporate power and authority to enter into this Amendment and any documents or transactions contemplated hereby and to pay and perform any obligations it may have in respect of the foregoing; (b) its execution, delivery and performance of this Amendment and any documents or transactions contemplated hereby do not violate or conflict with, or require any consent under, (1) its organizational documents or any other agreement or document relating to its formation, existence or authority to act, (2) any agreement or instrument by which it or any its properties is bound, (3) any court order, judicial proceeding or any administrative or arbitral order or decree, or (4) any applicable law, rule or regulation; and (c) no authorization, approval or consent of or by, and no notice to or filing or registration with, any governmental authority or any other person or entity is necessary for it to enter into this Amendment or any document or transaction contemplated hereby or to perform any of its obligations with respect to any of the foregoing.

12. Conditions Precedent to Amendment. Unless and to the extent the Bank waives the benefits of this sentence by giving written notice thereof to the Borrower, the Bank shall have no duties under this Amendment, nor shall any extensions, waivers or other concessions by the Bank under this Amendment be effective, in each case until the Bank has received fully executed originals of each of the following, each in form and substance satisfactory to the Bank:

(a)	Note Amendment. This Amendment, including the Consent of Pledgor attached hereto;

(b)	Pledge Agreement Amendment. The First Amendment to Pledge Agreement, dated on or about the date hereof, between the Parent and the Bank; and

(c)	Other. Such other documents, consents, agreements or other items as the Bank may reasonably request.

13. Expenses. The Borrower shall pay the out-of-pocket legal fees and expenses incurred by the Bank in connection with the preparation and closing of this Amendment and any other documents referred to herein and the consummation of any transactions referred to herein or therein.

14. Governing Law. This Amendment shall be governed by the same law that governs the Note.

15. Counterparts; Fax Signatures. This Amendment may be executed in one or more counterparts and by different parties thereto, all of which counterparts, when taken together, shall constitute but one agreement. This Amendment may be validly executed and delivered by facsimile or other electronic means and any such execution or delivery shall be fully effective as if executed and delivered in person.

[signature page(s) to follow]

IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

BROOKE CAPITAL CORPORATION

By:
Kyle L. Garst, President & CEO

CITIZENS BANK AND TRUST COMPANY

By:
Name: Title:

Consent of Pledgor

Reference is made to the Pledge Agreement, dated December 31, 2007, between Brooke Corporation (the “Parent”), as pledgor, and Citizens Bank and Trust Company, as pledgee (the "Pledge Agreement”). Capitalized terms used and not defined in this Consent of Pledgor shall have the meanings given to them in the above First Amendment to Promissory Note (the "Amendment”). To induce the Bank to enter into the Amendment, the Parent (a) consents to the Bank and the Borrower entering into the Amendment, (b) agrees that the execution, delivery and performance of the Amendment shall not (i) impair the creation, attachment, perfection, priority or any other aspect of the security interest granted by the Parent to the Bank in the Pledged Collateral referred to in the Pledge Agreement, or (ii) otherwise discharge, limit or impair the obligations of the Pledgor under the Pledge Agreement or the other Credit Documents, (c) agrees that the Pledge Agreement is and remains in full force and effect and is enforceable against the Parent in accordance with its terms, (d) waives any defense, claim or right of setoff the Parent may have in respect of the Pledge Agreement, the Note, any other Credit Document, or the Bank’s actions or inactions in respect of any of the foregoing, (e) waives any suretyship or similar defense it may have at any time with respect to the Obligations referred to in the Pledge Agreement or with respect to the Credit Documents or the actions or inactions of the Borrower, the Bank or any other person from time to time, and (f) agrees that the Bank has no duty to give the Parent notice of or obtain the Parent’s consent to the transactions described in the Amendment, and that the giving of notice to the Parent and the obtainment of its consent in this instance shall not impose any similar or other duty upon the Bank in any future matter or transaction. This Consent of Pledgor may be validly executed and delivered by fax or other electronic means. This Consent of Pledgor shall be governed by the same law that governs the Pledge Agreement.

BROOKE CORPORATION

By:

Robert D. Orr, Chairman